Exhibit 99.1

Investor Contact:	Andrea Rabney/Susan Kim
Argot Partners
212.600.1902
andrea@argotpartners.com
susan@argotpartners.com

Media Contact:	Eliza Schleifstein
Argot Partners
212.600.1902
eliza@argotpartners.com

Enzon Reports Second Quarter 2012 Results

PISCATAWAY, N.J. – August 1, 2012 — Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) today announced its financial results for the second quarter of 2012. Enzon reported a net loss of $0.7 million, or $0.02 diluted loss per share, for the second quarter of 2012, as compared to a net loss of $7.1 million, or $0.13 diluted loss per share, for the second quarter of 2011.

Summary of Financial Results

Royalty Revenue

Royalty revenue for the three months ended June 30, 2012 was $9.8 million, as compared to $9.2 million for the three months ended June 30, 2011. For the six months ended June 30, 2012, royalty revenue decreased 4% to $20.1 million from $20.9 million for the six months ended June 30, 2011. Royalties on PEGINTRON®, marketed by Merck & Co., Inc., continued to comprise the majority of the Company’s royalty revenue, and a decline in foreign sales of PEGINTRON was largely accountable for the overall decrease in royalty revenue.

Research and Development

The Company’s pipeline research and development expenses were $5.7 million for the three months ended June 30, 2012, as compared to $10.1 million for the three months ended June 30, 2011. The pipeline consists of the following clinical programs: PEG-SN38 and mRNA antagonists targeting the Androgen Receptor (AR), Hypoxia-Inducible Factor-1a (HIF-1a) and Survivin. In addition, the Company has other novel LNA targets in various stages of preclinical research. Clinical expenses for the second quarter of 2012 declined primarily due to a reduction in salaries and benefits expenses as a result of the restructuring implemented during the fourth quarter of 2011. In addition, Enzon completed enrollment in both of the Company’s Phase II clinical trials of PEG-SN38, as well as Phase I trials for the HIF-1α and Survivin mRNA antagonists. At this time, we do not intend to proceed with the clinical development of the Survivin mRNA antagonist.

General and Administrative

General and administrative expenses decreased approximately 6% to $4.4 million for the three months ended June 30, 2012 from $4.6 million for the three months ended June 30, 2011. The decline in 2012 from 2011 was largely the result of several restructuring programs implemented over the past year, as well as the Company’s on-going cost containment efforts. In the second quarter of 2012, Enzon incurred an expense of $0.8 million related to the departure of the Company’s former Principal Executive Officer. After considering this, general and administrative expenses declined by approximately 22% to $3.6 million versus the prior-year second quarter.

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Cash and Investments

Total cash reserves, which consist of cash, cash equivalents and marketable securities, were $299.6 million as of June 30, 2012, as compared to $323.3 million as of December 31, 2011. The decrease was primarily attributable to the repurchase of $13.9 million of outstanding notes payable and the resumption during the second quarter of 2012 of the previously announced $200.0 million share repurchase program that began in December 2010 and was suspended during the third quarter of 2011. The Company repurchased 0.8 million shares of stock at a cost of $5.3 million during the second quarter. Since the inception of this share repurchase program, Enzon has purchased approximately 12.2 million shares of its outstanding common stock at a cumulative cost of $126.8 million.

Recent Highlights

•	At the 2012 American Society of Clinical Oncology Annual Meeting in June, Enzon presented data from the final analysis of a Phase II study in which PEG-SN38 demonstrated notable activity in patients with previously treated metastatic breast cancer. Study investigators concluded that PEG-SN38 warrants further clinical study in metastatic breast cancer.

•	At the 2012 Advances in Neuroblastoma Research Conference in June, Enzon presented data from a Phase I study of PEG-SN38 in children with recurrent or refractory neuroblastoma and other solid tumors. The study achieved its primary objective which was to determine the recommended Phase 2 dose of PEG-SN38. In addition, PEG-SN38 was safe and well tolerated at the doses evaluated and showed preliminary evidence of activity. Study investigators concluded that PEG-SN38 warrants further clinical study in pediatric neuroblastoma.

•	In July, Enzon entered into a research and development collaboration with Molecular Templates, Inc., a biopharmaceutical company, which is focused on the discovery and development of a new class of targeted biologic therapeutics called Engineered Toxin Bodies (ETB). The agreement provides for the research, development, and potential licensing of therapeutics focused on oncology, and which utilize Enzon’s releasable customized PEGylation linker technology.

About Enzon

Enzon Pharmaceuticals, Inc. is a biotechnology company dedicated to the research and development of innovative therapeutics for patients with high unmet medical need. Enzon's drug-development programs utilize two platforms: Customized PEGylation Linker Technology (Customized Linker Technology®) and third-generation mRNA-targeting agents utilizing the Locked Nucleic Acid (LNA) technology. Enzon currently has four compounds in human clinical development and multiple novel mRNA antagonists in preclinical research. Enzon receives royalty revenues from licensing arrangements with other companies related to sales of products developed using its proprietary Customized Linker Technology. Further information about Enzon and this press release can be found on the Company's website at www.enzon.com.

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Forward-Looking Statements

This press release contains, or may contain, forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements that are purely historical, are forward-looking statements, which can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “potential,” “anticipates,” “plans,” or “intends” and similar expressions. Forward-looking statements in this press release include, but are not limited to: (i) the statement that PEG-SN38 warrants further clinical study and (ii) the statement that Enzon does not intend to proceed with the clinical development of Survivin.

Such forward-looking statements are based upon management’s present expectations, objectives, anticipation, plans, hopes, beliefs, intentions or strategies regarding the future and are subject to known and unknown risks and uncertainties that could cause actual results, events or developments to be materially different from those indicated in such forward-looking statements, including, but not limited to: (i) the timing, success and cost of clinical studies for Enzon’s product candidates, (ii) the ability to obtain regulatory approval of Enzon’s product candidates, (iii) Enzon’s ability to obtain a strategic partner to develop and commercialize PEG-SN 38, (iv) Enzon’s ability to obtain the funding necessary to develop its product candidates, (v) market acceptance and demand for Enzon’s product candidates, and (vi) the impact of competitive products, pricing and technology. A more detailed discussion of these and other factors that could affect results is contained in Enzon’s filings with the U.S. Securities and Exchange Commission, including Enzon’s Annual Report on Form 10-K for the year ended December 31, 2011. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All information in this press release is as of the date of this press release and Enzon does not intend to update this information.

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Enzon Pharmaceuticals, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited; In thousands, except per share amounts)

	Three months ended
	June 30,
	2012	2011
Revenue:
Royalties	$9,771	$9,172
Sale of in-process research and development	-	-
Contract research and development	33	231
Miscellaneous income	427	196
Total Revenues	10,231	9,599

Operating Expenses:
Research and development - pipeline	5,673	10,061
Research and development - specialty and contracted services	28	184
General and administrative	4,358	4,627
General and administrative - contracted services	-	54
Restructuring charges	(70)	674
Total Operating Expenses	9,989	15,600

Operating Income (Loss)	242	(6,001)

Other Income (Expense):
Investment income, net	523	386
Interest expense	(1,364)	(1,479)
Other, net	(97)	31
Total Other Expense	(938)	(1,062)

Loss before income tax expense	(696)	(7,063)
Income tax expense	33	5

Net Loss	$(729)	$(7,068)

Loss per common share - basic and diluted	$(0.02)	$(0.13)

Weighted-average shares - basic and diluted	48,176	53,054

Other Comprehensive Loss:
Available-for-sale marketable securities:
Unrealized holding losses arising during the period	$(57)	$(153)
Reclassification adjustment for realized gains on sales included in net loss	(16)	(58)
Total Other Comprehensive Loss	(73)	(211)

Comprehensive Loss	$(802)	$(7,279)

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Enzon Pharmaceuticals, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited; In thousands)

	June 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$59,441	$104,324
Marketable securities	69,705	58,188
Other current assets	3,057	2,749
Total current assets	132,203	165,261

Property and equipment, net	14,240	16,802
Marketable securities	170,450	160,779
Other assets	156	367

Total Assets	$317,049	$343,209

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$616	$1,572
Accrued expenses and other current liabilities	8,425	13,692
Notes payable	115,849	-
Total current liabilities	124,890	15,264
Notes payable	-	129,499
Other liabilities	640	1,265
Total Liabilities	$125,530	$146,028

Total Stockholders' Equity	$191,519	$197,181

Total Liabilities and Stockholders' Equity	$317,049	$343,209

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